Exhibit 99.4

AFFINITY GOLD CORP.
13570 Grove Drive #310
Maple Grove, MN 55311

Symbol: AFYG - Pinksheets

November 22nd, 2013

NEWS RELEASE

AFFINITY GOLD CORP. RECEIVES APPROVAL OF APPLICATION FOR ALLOWANCE FROM S.E.C.

Maple Grove, Minnesota - November 22nd, 2013 - Affinity Gold Corp. (AFYG.pk) ("Affinity" or "the Company") is pleased to announce that on November 19th it received acceptance and approval of its application for allowance submitted to the Securities & Exchange Commission's Division of Corporation Finance's Office of Chief Accountant ("CFOCA") on November 18th. The allowance permits the Company to file a comprehensive 10-K along with subsequent 10-Qs for 2013 covering the reporting periods since becoming delinquent in its regulatory filings with the Securities & Exchange Commission ("SEC").

"This is one more step in the right direction towards achieving our near-term objective of becoming current in our filing status with the SEC. Next, we will continue focused on preparing for our audits and compiling our comprehensive filing to be submitted to the SEC. There's a lot of work yet, but we're getting through it and making it happen. That's all I can ask, and I'm thankful that is the case" stated Mr. Corey Sandberg, President & CEO.

About Affinity Gold Corp.:
Affinity Gold Corp. is a mineral exploration and development company engaged in the acquisition and development of near-term precious mineral production properties within Peru. Affinity Gold Corp.'s primary focus is on developing assets that have demonstrated historical production, contain documented and reliable data and can reasonably begin producing within 12-18 months at a cost of less than $900 per gold equivalent ounce.

www.affinitygold.com

CONTACT:
AFFINITY GOLD CORP.
Corey J. Sandberg
763-424-4754
csandberg@affinitygold.com

For further information please refer to the Company's filings with the SEC on EDGAR available at www.sec.gov

FORWARD-LOOKING STATEMENTS
This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Affinity Gold Corp. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.